CURTIS B MORRISON, CPA
                               4009 Seminole Trail
                              Granbury, Texas 76048
                                  (817)279-0105






                                               EXHIBIT 23






                        CONSENT OF EXPERTS AND COUNSEL


  I consent to the incorporation of my report dated December 31,

1996, accompanying the financial statements included in this annual report on Form 11-K, in the prospectus forming part of

Tandy Corporation's registration statement on Form S-8 for its

Tandy Employees Supplemental Stock Program.








                                     CURTIS B. MORRISON, CPA

Fort Worth, Texas

March 27, 1998